                                                                    EXHIBIT 4.3

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                  LABORATORY CORPORATION OF AMERICA HOLDINGS
                                    ISSUER,

                                      AND

                               ----------------

                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                    TRUSTEE

                               ----------------

                                   INDENTURE


                              DATED AS OF

                               ----------------

                                 $

                   % CONVERTIBLE SUBORDINATED NOTES DUE 2012

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

                             CROSS-REFERENCE TABLE

                                                                       INDENTURE
 TIA SECTION                                                            SECTION
 -----------                                                           ---------
 310 (a)  (1)........................................................       8.10
     (a)  (2)........................................................       8.10
     (a)  (3)........................................................       N.A.
     (a)  (4)........................................................       N.A.
     (a)  (5)........................................................       8.10
     (b)     ........................................................       8.8;
                                                                           8.10;
                                                                            12.2
     (c)     ........................................................       N.A.
  311(a)     ........................................................       8.11
     (b)     ........................................................       8.11
     (c)     ........................................................       N.A.
  312(a)     ........................................................        2.5
     (b)     ........................................................       12.3
     (c)     ........................................................       12.3
  313(a)     ........................................................        8.6
     (b)  (1)........................................................        8.6
     (b)  (2)........................................................        8.6
     (c)     ........................................................       8.6;
                                                                            12.2
     (d)     ........................................................        8.6
  314(a)     ........................................................       5.6;
                                                                            5.7;
                                                                             8.6
     (b)     ........................................................      N.A.;
                                                                            11.4
     (c)  (1)........................................................       2.2;
                                                                            8.2;
                                                                            12.4
     (c)  (2)........................................................       8.2;
                                                                            12.4
     (c)  (3)........................................................       N.A.
     (d)     ........................................................       N.A.
     (e)     ........................................................       12.5
     (f)     ........................................................       N.A.
  315(a)     ........................................................     8.1(b)
     (b)     ........................................................       8.5;
                                                                            8.6;
                                                                            12.2
     (c)     ........................................................     8.1(a)
     (d)     ........................................................       2.8;
                                                                           7.11;
                                                                       8.1(b)(c)
     (e)     ........................................................       7.13
  316(a)  (last sentence)............................................        2.9
     (a)  (1)(A).....................................................       7.11
     (a)  (1)(B).....................................................       7.12

                                                                       INDENTURE
 TIA SECTION                                                            SECTION
 -----------                                                           ---------
    (a)  (2).........................................................    N.A.
    (b)     .........................................................    7.7;
                                                                         7.12
    (c)     .........................................................    10.4
 317(a)  (1).........................................................     7.3
    (a)  (2).........................................................     7.4
    (b)     .........................................................     2.4
 318(a)     .........................................................    12.1

--------
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                               TABLE OF CONTENTS

                                                                                       PAGE
                                                                                       ----
                                   ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE...........................................     1
SECTION 1.1   Definitions.............................................................    1
SECTION 1.2   Incorporation by Reference of TIA.......................................    7
SECTION 1.3   Rules of Construction...................................................    7
                                   ARTICLE II

THE SECURITIES.......................................................................     8
SECTION 2.1   Form and Dating.........................................................    8
SECTION 2.2   Execution and Authentication............................................    8
SECTION 2.3   Registrar and Paying Agent..............................................    9
SECTION 2.4   Paying Agent to Hold Assets in Trust....................................    9
SECTION 2.5   Securityholder Lists....................................................   10
SECTION 2.6   Transfer and Exchange...................................................   10
SECTION 2.7   Replacement Securities..................................................   11
SECTION 2.8   Outstanding Securities..................................................   12
SECTION 2.9   Treasury Securities.....................................................   12
SECTION 2.10  Temporary Securities....................................................   12
SECTION 2.11  Cancellation............................................................   12
SECTION 2.12  Defaulted Interest......................................................   13
SECTION 2.13  CUSIP Numbers...........................................................   14
SECTION 2.14  Form of Legend for Global Securities....................................   14
                                  ARTICLE III

REDEMPTION...........................................................................    14
SECTION 3.1   Right of Redemption.....................................................   14
SECTION 3.2   Notices to Trustee......................................................   14
SECTION 3.3   Selection of Securities to Be Redeemed..................................   15
SECTION 3.4   Notice of Redemption....................................................   15
SECTION 3.5   Effect of Notice of Redemption..........................................   16
SECTION 3.6   Deposit of Redemption Price.............................................   16
SECTION 3.7   Securities Redeemed in Part.............................................   16
                                   ARTICLE IV
CONVERSION OF SECURITIES.............................................................    17
SECTION 4.1   Right of Conversion.....................................................   17
SECTION 4.2   Issuance of Common Stock; Time of Conversion............................   17
SECTION 4.3   No Adjustments in Respect of Interest or Dividends......................   18
SECTION 4.4   Adjustment of Conversion Rate...........................................   18
SECTION 4.5   No Fractional Shares ...................................................   21
SECTION 4.6   Reclassification, Consolidation, Merger or Sale of Assets...............   21
SECTION 4.7   Prior Notice of Certain Events..........................................   21
SECTION 4.8   Shares to be Reserved; Accounting Treatment of Consideration............   22
SECTION 4.9   Registration and Listing of Shares......................................   22
SECTION 4.10  Taxes and Charges.......................................................   23
SECTION 4.11  Trustee and Conversion Agents Not Liable................................   23
SECTION 4.12  Special Conversion Rights...............................................   23
SECTION 4.13  Limitations on Adjustment of Conversion Price...........................   24


                                      (i)

                                                                                       PAGE
                                                                                       ----
                                   ARTICLE V
COVENANTS............................................................................    24
SECTION 5.1   Payment of Securities...................................................   24
SECTION 5.2   Maintenance of Office or Agency.........................................   24
SECTION 5.3   Corporate Existence.....................................................   25
SECTION 5.4   Compliance Certificate; Notice of Default...............................   25
SECTION 5.5   Reports.................................................................   25
SECTION 5.6   Limitation on Status as Investment Company..............................   26
SECTION 5.7   Waiver of Stay, Extension or Usury Laws.................................   26

                                   ARTICLE VI

SUCCESSOR CORPORATION................................................................    26
SECTION 6.1   Limitation on Merger, Sale or Consolidation.............................   26
SECTION 6.2   Successor Corporation Substituted.......................................   27

                                  ARTICLE VII

EVENTS OF DEFAULT AND REMEDIES.......................................................    27
SECTION 7.1   Events of Default.......................................................   27
SECTION 7.2   Acceleration of Maturity Date; Rescission and Annulment.................   28
SECTION 7.3   Collection of Indebtedness and Suits for Enforcement by Trustee.........   28
SECTION 7.4   Trustee May File Proofs of Claim........................................   29
SECTION 7.5   Trustee May Enforce Claims Without Possession of Securities.............   29
SECTION 7.6   Priorities..............................................................   29
SECTION 7.7   Limitation on Suits.....................................................   30
SECTION 7.8   Unconditional Right of Holders to Receive Principal, Premium and
              Interest................................................................   30
SECTION 7.9   Rights and Remedies Cumulative..........................................   30
SECTION 7.10  Delay or Omission Not Waiver............................................   31
SECTION 7.11  Control by Holders......................................................   31
SECTION 7.12  Waiver of Past Default..................................................   31
SECTION 7.13  Undertaking for Costs...................................................   31
SECTION 7.14  Restoration of Rights and Remedies......................................   32

                                  ARTICLE VIII

TRUSTEE..............................................................................    32
SECTION 8.1   Duties of Trustee.......................................................   32
SECTION 8.2   Rights of Trustee.......................................................   33
SECTION 8.3   Individual Rights of Trustee............................................   34
SECTION 8.4   Trustee's Disclaimer....................................................   34
SECTION 8.5   Notice of Default.......................................................   34
SECTION 8.6   Reports by Trustee to Holders...........................................   34
SECTION 8.7   Compensation and Indemnity..............................................   34
SECTION 8.8   Replacement of Trustee..................................................   35
SECTION 8.9   Successor Trustee by Merger, Etc........................................   36
SECTION 8.10  Eligibility; Disqualification...........................................   36
SECTION 8.11  Preferential Collection of Claims Against Company.......................   36
SECTION 8.12  Money Held in Trust.....................................................   36

                                      (ii)

                                                                                        PAGE
                                                                                        ----
                                   ARTICLE IX
LEGAL DEFEASANCE AND COVENANT DEFEASANCE..............................................    36
SECTION 9.1    Option to Effect Legal Defeasance or Covenant Defeasance................   36
SECTION 9.2    Legal Defeasance and Discharge..........................................   36
SECTION 9.3    Covenant Defeasance.....................................................   37
SECTION 9.4    Conditions to Legal or Covenant Defeasance..............................   37
SECTION 9.5    Deposited Cash and U.S. Government Obligations to be Held in Trust;
               Other Miscellaneous Provisions..........................................   38
SECTION 9.6    Repayment to the Company................................................   38
SECTION 9.7    Reinstatement...........................................................   39
                                   ARTICLE X
AMENDMENTS, SUPPLEMENTS AND WAIVERS ..................................................    39
SECTION 10.1   Supplemental Indentures Without Consent of Holders .....................   39
               Amendments, Supplemental Indentures and Waivers with Consent of
SECTION 10.2   Holders.................................................................   39
SECTION 10.3   Compliance with TIA ....................................................   40
SECTION 10.4   Revocation and Effect of Consents.......................................   40
SECTION 10.5   Notation on or Exchange of Securities...................................   41
SECTION 10.6   Trustee to Sign Amendments, Etc.........................................   41
                                   ARTICLE XI
SUBORDINATION OF SECURITIES...........................................................    41
SECTION 11.1   Securities Subordinate to Senior Indebtedness...........................   41
SECTION 11.2   Payment Over of Proceeds Upon Dissolution, Etc..........................   41
SECTION 11.3   Prior Payment to Senior Indebtedness Upon Acceleration of Securities....   43
SECTION 11.4   No Payment When Senior Indebtedness in Default .........................   43
SECTION 11.5   Payment Permitted if No Default.........................................   43
SECTION 11.6   Restrictions on Acceleration and Exercise of Remedies...................   44
SECTION 11.7   Subrogation to Rights of Holders of Senior Indebtedness ................   44
SECTION 11.8   Provisions Solely to Define Relative Rights ............................   44
SECTION 11.9   Trustee to Effectuate Subordination.....................................   45
SECTION 11.10  No Waiver of Subordination Provisions...................................   45
SECTION 11.11  Notice to Trustee.......................................................   45
SECTION 11.12  Reliance on Judicial Order or Certificate of Liquidating Agent..........   46
SECTION 11.13  Trustee Not Fiduciary for Holders of Senior Indebtedness................   46
SECTION 11.14  Rights of Trustee as Holder of Senior Indebtedness; Preservation of
               Trustee's Rights .......................................................   46
SECTION 11.15  Article Applicable to Paying Agent .....................................   46
SECTION 11.16  Reinstatement of Senior Indebtedness....................................   46
                                  ARTICLE XII
MISCELLANEOUS.........................................................................    47
SECTION 12.1   TIA Controls............................................................   47
SECTION 12.2   Notices.................................................................   47
SECTION 12.3   Communications by Holders with Other Holders............................   48
SECTION 12.4   Certificate and Opinion as to Conditions Precedent......................   48
SECTION 12.5   Statements Required in Certificate or Opinion ..........................   48
SECTION 12.6   Rules by Trustee, Paying Agent, Registrar...............................   48
SECTION 12.7   Non-Business Days ......................................................   48

                                     (iii)

                                                                                        PAGE
                                                                                        ----
                             ARTICLE XII--Continues
SECTION 12.8   Governing Law...........................................................   48
SECTION 12.9   No Adverse Interpretation of Other Agreements ..........................   49
SECTION 12.10  No Recourse against Others..............................................   49
SECTION 12.11  Successors..............................................................   49
SECTION 12.12  Duplicate Originals.....................................................   49
SECTION 12.13  Severability ...........................................................   49
SECTION 12.14  Table of Contents, Headings, Etc. ......................................   49
SIGNATURES ...........................................................................    50
Exhibit A      FORM OF SECURITY........................................................  A-1

                                      (iv)

  INDENTURE, dated as of               , by and between Laboratory Corporation
of America Holdings, a Delaware corporation (including its successors and permitted assigns, the "Company") and First National Bank of North Carolina, as Trustee (the "Trustee").

  Each party hereto agrees as follows for the benefit of each other party and
for the equal and ratable benefit of the Holders of the Company's   %
Convertible Subordinated Notes due 2012:

                                   ARTICLE I

                  DEFINITIONS AND INCORPORATION BY REFERENCE

  SECTION 1.1 Definitions.

  "Acceleration Notice" shall have the meaning specified in Section 7.2.

  "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. For purposes of this definition, the term "control" means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise, provided, that no lender party to the Credit Agreement (or any of its affiliates) shall be deemed to be an Affiliate of the Company or any of its Subsidiaries solely by virtue of being party to the Credit Agreement.

  "Agent" means any authenticating agent, Registrar, Paying Agent or transfer agent.

  "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of the Common Stock receive only cash, the amount of cash received by the holder of one share of Common Stock and (ii) in the event of any other Non-Stock Fundamental Change or any Common Stock Fundamental Change, the average of the Closing Prices for the Common Stock during the ten consecutive Trading Days prior to and including the record date for the determination of the holders of the Common Stock entitled to receive cash, securities, property or other assets in connection with such Non-Stock Fundamental Change or Common Stock Fundamental Change, or, if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such cash, securities, property or other assets, in each case, as adjusted in good faith by the Board of Directors or the Company to approximately reflect any of the events referred to in clauses (i) through (v) of Section 4.4.

  "Bankruptcy Law" means Title 11, U.S. Code, or any similar Federal, state or foreign law for the relief of debtors.

  "Board of Directors" means, with respect to any Person, the Board of Directors of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the Board of Directors of such Person.

  "Board Resolution" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

  "Business Day" means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York or Charlotte, North Carolina are authorized or obligated by law or executive order to close.

  "Capital Stock" means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable indebtedness), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

  "Cash" or "cash" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

  "Closing Price" of any security means on any day the last reported sale price regular way on such day or in case no sale takes place on such day, the average of the reported closing bid and asked prices regular way in each case on the New York Stock Exchange, Inc. or, if the security is not quoted on such system, on the principal national securities exchange or quotation system on which such security is listed or admitted to trading or quoted, or, if not listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or, if not so available in such manner, as furnished by any New York Stock Exchange Member firm selected from time to time by the Board of Directors for that purpose.

  "Common Stock" initially means the class designated as common stock, par value $.01 per share, of the Company as of the date hereof, subject to adjustment as provided in Article IV.

  "Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of the Company) of the consideration received by holders of Common Stock consists of common stock that for each of the ten consecutive Trading Days referred to with respect to such Fundamental Change in the definition of "Applicable Price" has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on the Nasdaq National Market, provided, however, that a Fundamental Change shall not be a Common Stock Fundamental Change unless either (i) the Company continues to exist after the occurrence of such Fundamental Change and the outstanding Securities continue to exist as outstanding Securities or (ii) not later than the occurrence of such Fundamental Change, the obligations of the Company with respect to the outstanding Securities are expressly assumed by a corporation succeeding to the business of the Company in accordance with the provisions of Article VI hereof.

  "Company Request" means a written request signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Secretary or an Assistant Secretary, and delivered to the Trustee.

  "Covenant Defeasance" shall have the meaning specified in Section 9.3.

  "Credit Agreement" means the Amended and Restated Credit Agreement dated as of March 31,1997 by and among the Company, certain financial institutions and Credit Suisse First Boston Corporation, as agent, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term "Credit Agreement" shall include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any agreement (i) extending the maturity of any indebtedness incurred thereunder or contemplated thereby, (ii) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of the Company and its Subsidiaries and their respective successors and assigns,
(iii) increasing the amount of indebtedness incurred thereunder or available to be borrowed thereunder, or (iv) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms hereof.

  "Current Market Price Per Share" shall mean, as to the Common Stock on any date in question, the average of the daily Closing Prices for the five consecutive Trading Days prior to and including the date in question; provided, however, that:

    (i) if the Ex Date for any event (other than the issuance or distribution requiring such computation) that required an adjustment to the conversion price pursuant to subparagraphs (i), (ii), (iii), (iv) or (v) of Section 4.4 ("Other Event") occurs after the fifth Trading Day prior to the day in question and prior to the Ex Date for the issuance or distribution requiring such computation (the "Current Event"), the Closing Price for each Trading Day prior to the Ex Date for such Other Event shall be adjusted by multiplying such Closing Price by the same fraction by which the conversion price is so required to be adjusted as a result of such Other Event,

    (ii) if the Ex Date for any Other Event occurs after the Ex Date for the Current Event and on or prior to the date in question, the Closing Price for each Trading Day on and after the Ex Date for such Other Event shall be adjusted by multiplying such Closing Price by the reciprocal of the fraction by which the conversion price is so required to be adjusted as a result of such Other Event,

    (iii) if the Ex Date for any Other Event occurs on the Ex Date for the Current Event, one of those events, as determined by the Company, shall be deemed for purposes of clauses (i) and (ii) of this proviso to have an Ex Date occurring prior to the Ex Date for the other of those events, and

    (iv) if the Ex Date for the Current Event is on or prior to the date in question, then after taking into account any adjustment required pursuant to clause (ii) of this proviso, the Closing Price for each Trading Day on or after such Ex Date shall be adjusted by adding thereto the amount of any cash and the fair market value on the date in question (as determined in good faith by the Board of Directors in a manner consistent with any determination of such value for purposes of paragraph (iv) or (v) of
  Section 4.4, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the portion of the rights, warrants, evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock.

  "Custodian" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

  "Default" means any event which is, or after notice or passage of time or both would become, an Event of Default.

  "Defaulted Interest" shall have the meaning specified in Section 2.12.

  "Definitive Securities" means Securities that are in the form of Security attached hereto as Exhibit A.

  "Depositary" means, with respect to any Securities issuable or issued in whole or in part in the form of one or more Global Securities, the clearing agency registered under the Securities Exchange Act of 1934 and any other applicable statute or regulation specified for that purpose, with respect to such Securities. If at any time there is more than one such Person, "Depositary" shall mean, with respect to any Securities, the qualifying entity which has been appointed with respect to such Securities.

  "Event of Default" shall have the meaning specified in Section 7.1.

  "Ex Date" shall mean (i) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution and (ii) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

  "Fundamental Change" means the occurrence of any transaction or event in connection with a plan pursuant to which all or substantially all of the Common Stock shall be exchanged for, converted into, acquired for or constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) provided, in the case of a plan involving more than one such transaction or event, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Common Stock of the Company shall be exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets, but the adjustment shall be based upon the highest weighted average per share consideration which a holder of Common Stock could have received in such transactions or events as a result of which more than 50% of the Common Stock of the Company shall have been exchanged for, converted into, or acquired for or constitute solely the right to receive cash, securities, property or other assets.

  "GAAP" means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession as in effect on the Issue Date.

  "Global Security" means a Security bearing the legend required by Section
2.14 evidencing all or part of the Securities, issued to the Depositary or its nominee and registered in the name of such Depositary or nominee.

  "Holder" or "Securityholder" means the Person in whose name a Security is registered on the Registrar's books.

  "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

  "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

  "Issue Date" means the date of first issuance of the Securities under this Indenture.

  "Legal Defeasance" shall have the meaning specified in Section 9.2.

  "Lien" means, with respect to any real or personal property of a Person, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

  "Material Subsidiary" of a Person means, at any date of determination, any Subsidiary of such Person that, together with its Subsidiaries, (i) for the most recent fiscal year of such Person accounted for more than 10% of the consolidated revenues of such Person or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of such Person, all as set forth on the most recently available consolidated financial statements of such Person and its consolidated Subsidiaries for such fiscal year prepared in conformity with GAAP.

  "Maturity", when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

  "Maturity Date" means, when used with respect to any Security, the date specified on such Security as the fixed date on which the final installment of principal of such Security is due and payable (in the absence of any acceleration thereof pursuant to the provisions of this Indenture).

  "Non-Stock Fundamental Change" means any Fundamental Change other than a Common Stock Fundamental Change.

  "Officer" means, with respect to the Company, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller, or the Secretary of the Company.

  "Officers' Certificate" means, with respect to the Company, a certificate signed by two Officers or by an Officer and an Assistant Secretary of the Company and otherwise complying with the requirements of Sections 12.4 and 12.5, and delivered to the Trustee or an Agent, as applicable.

  "Opinion of Counsel" means a written opinion from legal counsel who is reasonably acceptable to the Trustee (which may include counsel to the Trustee or the Company including an employee of the Company) or an Agent, as applicable, complying with the requirements of Sections 12.4 and 12.5, and delivered to the Trustee or an Agent, as applicable.

  "Outstanding" as used with reference to the Securities shall have the meaning specified in Section 2.8 hereof.

  "Paying Agent" has the meaning specified in Section 2.3.

  "Person" or "person" means an individual, partnership, corporation, unincorporated trust or joint venture, or a governmental agency or political subdivision thereof.

  "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security, and, for the purposes of this definition, any Security authenticated and delivered under Section 2.7 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

  "Property" means any right or interest in or to property or assets of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

  "Purchaser Stock Price" means, with respect to any Common Stock Fundamental Change, the average of the Closing Prices for the common stock received in such Common Stock Fundamental Change for the ten consecutive Trading Days prior to and including the record date for the determination of the holders of Common Stock entitled to receive such common stock, or if there is no such record date, the date upon which the holders of the Common Stock shall have the right to receive such common stock, in each case, as adjusted in good faith by the Board of Directors to appropriately reflect any of the events referred to in clauses (i) through (v) of Section 4.4, provided, however, that if no such Closing Prices exist, the Purchaser Stock Price shall be set at a price determined in good faith by the Board of Directors of the Company.

  "Record Date" means a Record Date specified in the Securities whether or not such Record Date is a Business Day.

  "Redemption Date," when used with respect to any Security to be redeemed, means the date fixed for such redemption pursuant to Article III of this Indenture and Paragraph 5 in the form of Security.

  "Redemption Price," when used with respect to any Security to be redeemed, means the redemption price for such redemption pursuant to Paragraph 5 in the form of Security, which shall include, without duplication, in each case, accrued and unpaid interest to the Redemption Date (subject to the provisions of Section 3.5).

  "Reference Market Price" shall mean $   (which is an amount equal to 66 2/3%
of the reported last sale price for the Common Stock on the New York Stock
Exchange on           , 1997) and in the event
of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving
effect to any such adjustment shall always be the same ratio of $   to the
initial conversion price of the Company's   % Series A Convertible
Exchangeable Preferred Stock set forth in the Registration Statement on Form
S-3 (File No. 333-22427), dated       , 1997 relating thereto.

  "Registrar" shall have the meaning specified in Section 2.3.

  "Regular Record Date" for the interest payable on any Interest Payment Date
on the Securities means the        ,         ,          or         (whether or
not a Business Day), as the case may be, next preceding such Interest Payment Date.

  "SEC" means the Securities and Exchange Commission.

  "Securities" means, collectively, the Securities issued pursuant to this Indenture.

  "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

  "Security Register" shall have the meaning specified in Section 2.3.

  "Securityholder" or "Holder" means any Person in whose name a Security is registered on the Registrar's books.

  "Senior Indebtedness" means the principal of (premium, if any) and unpaid interest on, and all other sums, whether direct or contingent including, without limitation, costs and expenses of collection and enforcement (including the reasonable fees and expenses of legal counsel engaged for such purpose) payable by the Company relating to, the following (whether outstanding at the date hereof or thereafter incurred or created): (a) indebtedness of the Company for money borrowed (including purchase-money obligations) evidenced by notes or other written obligations including, without limitation, letters of credit and bankers acceptances, (b) indebtedness of the Company evidenced by notes, debentures, bonds or other securities issued under the provisions of an indenture or similar instrument,
(c) obligations of the Company as lessee under capitalized leases and under leases of property made as part of any sale and leaseback transactions, (d) indebtedness of others of any of the kinds described in the preceding clauses
(a) through (c) assumed or guaranteed by the Company and (e) renewals, extensions and refundings of, and indebtedness and obligations of a successor Person issued in exchange for or in replacement of, indebtedness or obligations of the kinds described in the preceding clauses (a) through (d); provided, however, that the following shall not constitute Senior
Indebtedness: (1) any indebtedness or obligation as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such indebtedness or obligation is subordinate in right of payment to all other indebtedness of the Company not expressly subordinated to such indebtedness or obligation, (2) any indebtedness or obligation which by its terms refers explicitly to the Securities issued hereunder and states that such indebtedness or obligation shall not be senior in right of payment thereto, (3) any indebtedness or obligation of the Company in respect of the Securities and (4) any indebtedness or obligation of the Company to any Subsidiary.

  "Special Record Date" for payment of any Defaulted Interest means a date fixed by the Paying Agent pursuant to Section 2.12.

  "Stated Maturity," when used with respect to any of the Securities or any installment of principal or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

  "Subsidiary" with respect to any Person, means (i) a corporation a majority of whose Capital Stock with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (ii) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has at least majority ownership interest, or
(iii) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner.

  "TIA" means the Trust Indenture Act of 1939, as amended, (15 U.S. Code
(S)(S) 77aaa-77bbbb), except as provided in Section 10.3, as in effect on the date of the execution of this Indenture.

  "Trading Day" means a day on which securities traded on the national securities exchange or quotation system or in the over-the-counter market used to determine the Closing Price.

  "Trustee" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

  "Trust Officer" means any officer within the corporate trust division (or any successor group) of the Trustee or any other officer of the Trustee customarily performing functions similar to those performed by the Persons who at that time shall be such officers, and also means, with respect to a particular corporate trust matter, any other officer of the Trustee to whom such trust matter is referred because of his knowledge of and familiarity with the particular subject.

  "U.S. Government Obligations" means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

  SECTION 1.2 Incorporation by Reference of TIA.

  Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

  "Commission" means the SEC.

  "indenture securities" means the Securities.

  "indenture securityholder" means a Holder or a Securityholder.

  "indenture to be qualified" means this Indenture.

  "indenture trustee" or "institutional trustee" means the Trustee.

  "obligor" on the indenture securities means the Company and any other obligor on the Securities.

  All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them thereby.

  SECTION 1.3 Rules of Construction.

  Unless the context otherwise requires:

    (1) a term has the meaning assigned to it;

    (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

    (3) "or" is not exclusive;

    (4) words in the singular include the plural, and words in the plural include the singular;

    (5) provisions apply to successive events and transactions;

    (6) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

    (7) references to Sections or Articles means reference to such Section or
  Article in this Indenture, unless stated otherwise.

                                  ARTICLE II

                                THE SECURITIES

  SECTION 2.1 Form and Dating.

  The Securities and the Trustee's certificate of authentication, in respect thereof, shall be substantially in the form of Exhibit A hereto, which Exhibit is part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rules and regulations and agreements to which the Company is subject or usage. The Company shall approve the form of the Securities and any notation, legend or endorsement on them. Each Security shall be dated the date of its authentication.

  The terms and provisions contained in the forms of Securities shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

  SECTION 2.2 Execution and Authentication.

  Two Officers shall sign, or one Officer shall sign and one Officer shall attest to, the Security for the Company by manual or facsimile signature.

  If an Officer whose signature is on a Security was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless and the Company shall nevertheless be bound by the terms of the Securities and this Indenture.

  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security but such signature shall be conclusive evidence that the Security has been authenticated pursuant to the terms of this Indenture.

  The Trustee shall authenticate or cause to be authenticated Securities for
original issue in the aggregate principal amount of up to $           . The
aggregate principal amount of Securities outstanding at any time may not
exceed $           , except as provided in Section 2.7. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Securities in substitution of Securities originally issued to reflect any name change of the Company.

  The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section 2.2 if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

  The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Securities. Unless otherwise provided in the appointment, an authenticating agent may authenticate

Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company, any Affiliate of the Company, or any of their respective Subsidiaries.

  Securities shall be issuable only in fully registered form, without coupons, in denominations of $50 and integral multiples thereof.

  SECTION 2.3 Registrar and Paying Agent; Method of Payment.

  The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where Securities may be presented for registration of transfer or exchange (the "Registrar") and an office or agency of the Company where Securities may be presented for payment (the "Paying Agent") and where notices and demands to or upon the Company in respect of the Securities may be served. The Company may act as Registrar or Paying Agent, except that for the purposes of Articles III and IX and as otherwise specified in this Indenture, neither the Company nor any Affiliate of the Company shall act as Paying Agent. The Registrar shall keep a register (the "Security Register") of the Securities and of their transfer and exchange. The Company may have one or more co-Registrars and one or more additional Paying Agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional Paying Agent.

  The Company shall enter into an appropriate written agency agreement with any Agent (including the Paying Agent) not a party to this Indenture, which agreement shall implement the provisions of this Indenture that relate to such Agent, and shall furnish a copy of each such agreement to the Trustee. The Company shall promptly notify the Trustee in writing of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

  The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Securities.

  The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Securities.

  Upon the occurrence of an Event of Default described in Section 7.1(4) or
(5), the Trustee shall, or upon the occurrence of any other Event of Default by notice to the Company, the Registrar and the Paying Agent, the Trustee may, assume the duties and obligations of the Registrar and the Paying Agent hereunder.

  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the
       ,        ,          or         immediately preceding the Interest
Payment Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders.

  SECTION 2.4 Paying Agent to Hold Assets in Trust.

  The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, premium, if any, or interest on, the Securities, and shall notify the Trustee in writing of any Default in making any such payment. If either of the Company or a Subsidiary of the Company acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund for the benefit of the Holders or the Trustee. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default or any Event of Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent (if other than the Company) shall have no further liability for such assets.

  SECTION 2.5 Securityholder Lists.

  The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA (S) 312(a). If the Trustee or any Paying Agent is not the Registrar, the Company shall furnish to the Trustee on or before the third Business Day preceding each Interest Payment Date and at such other times as the Trustee or any such Paying Agent may request in writing a list in such form and as of such date as the Trustee or any such Paying Agent reasonably may require of the names and addresses of Holders and the Company shall otherwise comply with TIA (S) 312(a).

  SECTION 2.6 Transfer and Exchange.

  When Securities are presented to the Registrar or a co-registrar with a request to register, transfer or exchange them for an equal principal amount of Securities of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met, provided, however, that any Security presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar and the Trustee duly executed by the Securityholder thereof or by his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Securities at the Registrar's request, subject to such rules as the Trustee may reasonably require.

  Neither the Company nor the Registrar shall be required (i) to issue, register the transfer of or exchange Securities during a period beginning at the opening of business on a Business Day 15 days before the day of any selection of Securities for redemption under Section 3.1 and ending at the close of business on the day of selection, (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part or (iii) to register the transfer or exchange of a Security between a Record Date and the next succeeding Interest Payment Date.

  No service charge shall be made to any Securityholder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Sections 2.10, 3.7 or 10.5 hereof, which shall be paid by the Company).

  Prior to due presentment for registration of transfer of any Security, the Trustee, any Agent and the Company may deem and treat the person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

  Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

  Any exchange of a Global Security for other Securities may be made in whole or in part, and all Securities issued in exchange for a Global Security or any portion thereof shall be registered in such names as the Depositary for such Global Security shall direct.

  If at any time the Depositary for the Securities notifies the Company that it is unwilling or unable to continue as Depositary for the Securities or if at any time the Depositary for the Securities shall no longer be qualified to serve as the Depositary, the Company shall appoint a successor Depositary with respect to the Securities. If a successor Depositary for the Securities is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities.

  The Company may at any time and in its sole discretion determine that Securities issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Request for the authentication and delivery of definitive Securities, will authenticate and deliver Securities of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of the Global Security or Securities in exchange for such Global Security or Securities in exchange for such Global Security or Securities.

  Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee or successor thereof, and no such transfer may be registered, unless (1) such Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be qualified to serve as Depositary, (2) the Company executes and delivers to the Trustee a Company Request that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (3) there shall have occurred and be continuing an Event of Default. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

  Every Security authenticated and delivered upon registration of transfer, or in exchange for or in lieu, of a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Sections 2.7, 2.10 or 3.7 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

  No Person entitled to any beneficial interest in any Global Security held on its behalf by a Depositary or its nominee shall, as such, be entitled to have any of the individual Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Securities in definitive form, or be considered Holders thereof under this Indenture. None of the Company, the Trustee, any authenticating agent, any Paying Agent or the Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  SECTION 2.7 Replacement Securities.

  If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims and submits an affidavit or other evidence, satisfactory to the Registrar, to the Registrar to the effect that the Security has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee or any authenticating agent of the Trustee shall authenticate a replacement Security if the Registrar's requirements are met. If required by the Trustee, the Registrar or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Registrar, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Security is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Security.

  Every replacement Security is an additional obligation of the Company.

  SECTION 2.8 Outstanding Securities.

  Securities "Outstanding" at any time are all the Securities that have been authenticated by the Trustee except those cancelled by the Registrar, those delivered to the Registrar for cancellation, and those described in this
Section 2.8 as not Outstanding. A Security does not cease to be Outstanding because the Company or an Affiliate of the Company holds the Security, except as provided in Section 2.9.

  If a Security is replaced pursuant to Section 2.7 (other than a mutilated Security surrendered for replacement), it ceases to be Outstanding unless the Registrar receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser. A mutilated Security ceases to be Outstanding upon surrender of such Security and replacement thereof pursuant to Section 2.7.

  If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or an Affiliate of the Company) holds Cash or U.S. Government Obligations sufficient to pay all of the principal and interest and premium, if any, due on the Securities payable on that date and payment of the Securities called for redemption is not otherwise prohibited, then on and after that date such Securities cease to be Outstanding and interest on them ceases to accrue.

  SECTION 2.9 Treasury Securities.

  In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, Securities owned by the Company or Affiliates of the Company shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, amendment, supplement, waiver or consent, only Securities that a Trust Officer of the Trustee knows are so owned shall be disregarded.

  SECTION 2.10 Temporary Securities.

  Until Definitive Securities are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company reasonably and in good faith considers appropriate for temporary Securities. Except in the case of temporary Securities in global form, which can be issued in accordance with the provisions thereof, if temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 5.2, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

  SECTION 2.11 Cancellation.

  The Company at any time may deliver Securities to the Registrar for cancellation. The Trustee and the Paying Agent shall forward to the Registrar any Securities surrendered to them for registration of transfer, exchange or payment. The Registrar, or at the direction of the Registrar, the Trustee or the Paying Agent (other than the Company or an Affiliate of the Company), and no one else, shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.7, the Company may not issue new Securities to replace Securities that have been paid or delivered to the Registrar for cancellation. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.11, except as expressly permitted in the form of Securities and as permitted by this Indenture.

  SECTION 2.12 Defaulted Interest.

  Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date plus, to the extent lawful, any interest payable on the defaulted interest (herein called "Defaulted Interest") shall forthwith cease to be payable to the registered Holder on the relevant Record Date, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

    (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee and the Paying Agent in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Paying Agent an amount of Cash equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Paying Agent for such deposit prior to the date of the proposed payment, such Cash when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (1). Thereupon the Paying Agent shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Paying Agent of the notice of the proposed payment. The Paying Agent shall promptly notify the Company and the Trustee of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been mailed as aforesaid, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

    (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee and the Paying Agent of the proposed payment pursuant to this clause, such manner shall be deemed practicable by the Trustee and the Paying Agent.

  Subject to the foregoing provisions of this Section 2.12, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

  In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

  SECTION 2.13 CUSIP Numbers.

  The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers.

  SECTION 2.14. Form of Legend for Global Securities.

  Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form:

  This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Security is exchangeable for Securities registered in the name of a Person other than the Depositary or its nominee only in the limited circumstances described in the Indenture and no transfer of this Security (other than a transfer of this Security as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in such limited circumstances.

                                  ARTICLE III

                                  REDEMPTION

  SECTION 3.1 Right of Redemption.

  Redemption of Securities, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article III. The Company will not have the right to redeem any Securities prior to
            , 2000. On or after               , 2000, the Company will have
the right to redeem all or any part of the Securities, subject to the limitations, if any, imposed by applicable law, at the Redemption Prices specified in the form of Security attached as Exhibit A set forth therein under the caption "Optional Redemption," in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date, and subject to the provisions set forth in Section 3.5).

  SECTION 3.2 Notices to Trustee.

  If the Company elects to redeem Securities pursuant to Paragraph 5 of the Securities, it shall notify the Trustee and the Paying Agent in writing of the Redemption Date and the principal amount of Securities to be redeemed and whether it wants the Paying Agent to give notice of redemption to the Holders.

  If the Company elects to reduce the principal amount of Securities to be redeemed pursuant to Paragraph 5 of the Securities by crediting against any such redemption Securities it has not previously delivered to the Trustee and the Paying Agent for cancellation, it shall so notify the Trustee and the Paying Agent of the amount of the reduction and deliver such Securities with such notice.

  The Company shall give each notice to the Trustee and the Paying Agent provided for in this Section 3.2 at least 30 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee and the Paying Agent). Any such notice may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

  SECTION 3.3 Selection of Securities to Be Redeemed.

  If less than all of the Securities are to be redeemed pursuant to Paragraph 5 of the Securities, the Trustee shall select the Securities to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate.

  The Trustee shall make the selection from the Securities outstanding and not previously called for redemption and shall promptly notify the Company and Paying Agent in writing of the Securities selected for redemption and, in the case of any Security selected for partial redemption, the principal amount thereof to be redeemed. Securities in denominations of $50 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $50 or any integral multiple thereof) of the principal of Securities that have denominations larger than $50. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption.

  If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

  SECTION 3.4 Notice of Redemption.

  At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail, postage prepaid, to the Trustee, the Paying Agent and each Holder whose Securities are to be redeemed. At the Company's request, the Paying Agent shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Securities to be redeemed and shall state:

    (1) the Redemption Date;

    (2) the Redemption Price, including the amount thereof which is accrued and unpaid interest to be paid upon such redemption;

    (3) the name, address and telephone number of the Paying Agent;

    (4) that Securities called for redemption must be surrendered to the Paying Agent at the address specified in such notice to collect the Redemption Price;

    (5) that, unless the Company defaults in its obligation to deposit Cash or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount to fund the Redemption Price with the Paying Agent in accordance with Section 3.6 hereof or such redemption payment is otherwise prohibited, interest on Securities called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price, upon surrender to the Paying Agent of the Securities called for redemption and to be redeemed;

    (6) if any Security is being redeemed in part, the portion of the principal amount, equal to $50 or any integral multiple thereof, of such Security to be redeemed and that, after the Redemption Date, and upon surrender of such Security, a new Security or Securities in aggregate principal amount equal to the unredeemed portion thereof will be issued;

    (7) if less than all the Securities are to be redeemed, the identification of the particular Securities (or portion thereof) to be redeemed, as well as the aggregate principal amount of such Securities to be redeemed and the aggregate principal amount of Securities to be outstanding after such partial redemption;

    (8) the conversion rate, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion;

    (9) the CUSIP number of the Securities to be redeemed; and

    (10) that the notice is being sent pursuant to this Section 3.4 and pursuant to the optional redemption provisions of Paragraph 5 of the Securities.

  SECTION 3.5 Effect of Notice of Redemption.

  Once notice of redemption is mailed in accordance with Section 3.4, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date to which such Record Date relates, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant Record Date; and provided, further, that if a Redemption Date is a non-Business Day, payment shall be made on the next succeeding Business Day and no interest shall accrue for the period from such Redemption Date to such succeeding Business Day.

  SECTION 3.6 Deposit of Redemption Price.

  On or prior to the Redemption Date, the Company shall deposit with the Paying Agent (other than the Company or an Affiliate of the Company) Cash or U.S. Government Obligations sufficient to pay the Redemption Price of all Securities to be redeemed on such Redemption Date (other than Securities or portions thereof called for redemption on that date that (i) have been delivered by the Company to the Registrar for cancellation or (ii) have been converted prior to the date of such deposit). The Paying Agent shall promptly return to the Company any Cash or U.S. Government Obligations so deposited which is not required for that purpose upon the written request of the Company.

  If any Security called for redemption is converted, any money deposited with the Paying Agent shall (subject to the right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 2.12) be paid to the Company upon Company Request.

  If the Company complies with the preceding paragraphs of this Section 3.6 and the other provisions of this Article III and payment of the Securities called for redemption is not otherwise prohibited, interest on the Securities to be redeemed will cease to accrue on the applicable Redemption Date, whether or not such Securities are presented for payment. Notwithstanding anything herein to the contrary, if any Security surrendered for redemption in the manner provided in the Securities shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraphs of this Section 3.6, interest shall continue to accrue and be paid from the Redemption Date until such payment is made on the unpaid principal, and, to the extent lawful, on any interest not paid on such unpaid principal, in each case at the rate and in the manner provided in Section 5.1 and the Security.

  SECTION 3.7 Securities Redeemed in Part.

  Upon surrender of a Security that is to be redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder, without service charge to the Holder, a new Security or Securities equal in principal amount to the unredeemed portion of the Security surrendered.

                                  ARTICLE IV

                           CONVERSION OF SECURITIES

  SECTION 4.1 Right of Conversion.

  The Holder of any Security or Securities shall have the right any time prior to close of business on the Maturity Date, at his option, to convert, subject to the terms and provisions of this Article IV, the principal of any such Security or Securities (or any portion of the principal thereof which is $50 or an integral multiple of $50) into fully paid and nonassessable shares of
Common Stock of the Company at the rate of       (/1/) shares of Common Stock
for each $50 principal amount of Securities or, in case an adjustment therein has taken place pursuant to the provisions of Section 4.4, or the special conversion right under Section 4.12 is applicable and the Holder elects to exercise such special conversion right, then at the rate as so adjusted (except that with respect to any Security or Securities, or any such portion, which shall be called for redemption, such right shall terminate, except as provided in the last paragraph of Section 4.2, at 5 p.m., New York City time, on the Business Day prior to the Redemption Date for such Security or Securities or portion and if not exercised prior to such time, such conversion right will be lost, unless the Company defaults in making the payment due upon redemption; provided, however, with respect to any redemption occurring on or one Business Day thereafter, the conversion right will terminate at 5:00 p.m. New York City time on the Redemption Date). Such right shall be exercised by the surrender of the Security or Securities, the principal of which is so to be converted, to the Company at any time during usual business hours at any office or agency to be maintained by it in accordance with the provisions of Section 5.2, accompanied by written notice that the Holder elects to convert such Security or Securities or any portion thereof and specifying the name or names (with address) in which a certificate or certificates evidencing Common Stock are to be issued and (if so required by the Company or the Trustee) by an instrument or instruments of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder or his attorney, duly authorized in writing and transfer tax stamps or funds therefor, if required pursuant to Section 4.10. For convenience, the conversion of all or a portion, as the case may be, of the principal of any Security into Common Stock of the Company is hereinafter sometimes referred to as the conversion of such Security. All Securities surrendered for conversion shall, if surrendered to the Company, the Trustee or any conversion agent, be delivered to the Registrar for cancellation and cancelled by it and, subject to the next succeeding sentence, no Securities shall be issued in lieu thereof. In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

  SECTION 4.2 Issuance of Common Stock; Time of Conversion.

  As promptly as practicable after the surrender, as herein provided, of any Security or Securities for conversion, the Company shall deliver or cause to be delivered at any office or agency to be maintained by it in accordance with the provisions of Section 5.2 to or upon the written order of the Holder of the Security or Securities so surrendered a certificate or certificates evidencing the number of fully paid and nonassessable shares of Common Stock of the Company into which such Security or Securities (or portion thereof) may be converted in accordance with the provisions of this Article IV. Subject to the following provisions of this paragraph and of Sections 4.4 and 4.12, such conversion shall be deemed to have been made immediately prior to the close of business on the date that such Security or Securities shall have been surrendered in satisfactory form for conversion, so that the rights of the Holder as a Holder shall cease with respect to such Security or Securities (or the portion thereof being converted) at such time,
--------
(1) Insert the conversion rate applicable to the Series A Convertible Exchangeable Preferred Stock at the Exchange Date.

and the Person or Persons entitled to receive the shares of Common Stock deliverable upon conversion of such Security or Securities shall be treated for all purposes as having become the record holder or holders of such shares of Common Stock at such time, and such conversion shall be at the conversion rate in effect at such time; provided, however, that no such surrender on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock deliverable upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be deemed to have been made at, and shall be made at the conversion rate in effect at, such time on such next succeeding day.

  If the last day for the exercise of the conversion right shall not be a Business Day, then such conversion right may be exercised on the next succeeding Business Day.

  SECTION 4.3 No Adjustments in Respect of Interest or Dividends.

  Securities surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date shall (except in the case of Securities or portions thereof which have been called for redemption on a Redemption Date during such period) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Except as provided in the preceding sentence and subject to the last paragraph of Section 2.12, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

  SECTION 4.4 Adjustment of Conversion Rate.

  The conversion price at which the Securities are convertible into Common Stock shall be subject to adjustment from time to time as follows:

    (i) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class or series of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by: A/(A+B), where:

      A = the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination; and

      B = the total number of shares of Common Stock constituting such dividend or other distribution,

  such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For purposes of this subparagraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

    (ii) In case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights or warrants entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price Per Share of the Common Stock on the date fixed for the determination of shareholders entitled to receive such rights or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by: (A+B)/(A+C), where:

      A = the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

      B = the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price Per Share, and

      C = the number of additional shares of Common Stock so offered for subscription or purchase,

  such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination.

  In case any rights or warrants referred to in this subparagraph (ii) in respect of which an adjustment shall have been made shall expire unexercised after the shares of Common Stock issued in respect thereof shall have been distributed or issued by the Company the conversion price shall be readjusted at the time of such expiration to the conversion price that would have been in effect if no adjustment had been made on account of the distribution or issuance of such expired rights or warrants, provided, that no such readjustment upon expiration of such rights or warrants shall affect the number of shares of Common Stock issued upon any conversion of Securities prior to such readjustment.

    (iii) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

    (iv) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class or series of capital stock, cash or assets (including securities, but excluding any rights or warrants referred to in subparagraph (ii) of this Section 4.4, any dividend or distribution paid exclusively in cash and any dividend or distribution referred to in subparagraph (i) of this
  Section 4.4), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (iv) by: (A-B)/A, where:

      A = the Current Market Price Per Share of the Common Stock immediately prior to the close of business on the date fixed for determination of stockholders entitled to receive such distribution (the "Reference Date") and

      B = the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors), on the Reference Date, of the portion of the evidence of indebtedness, shares of capital stock, cash and assets so distributed applicable to one share of Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the Reference Date, provided, however, that for purposes of this subparagraph (iv), any dividend or distribution that includes shares of Common Stock or rights or warrants to subscribe for or purchase shares of Common Stock shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (making any further conversion price reduction required by this subparagraph (iv)) immediately followed by (B) a dividend or distribution of such shares of Common Stock or such rights or warrants (making any further conversion price reduction required by subparagraph (i) or (ii) of this
    Section 4.4, except (1) the Reference Date of such dividend or distribution as defined in this subparagraph (iv) shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution", "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of subparagraph (i) and (ii) of this Section 4.4 and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of subparagraph (i) of this
    Section 4.4. If the Board of Directors determines the fair market value of any distribution for purposes of this subparagraph (iv) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price Per Share of Common Stock.

    (v) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in cash (excluding (A) cash that is part of the distribution referred to in (iv) above and, (B) in the case of any quarterly cash dividend on the Common Stock, the portion thereof that does not exceed the per share amount of the next preceding quarterly cash dividend on the Common Stock (as adjusted to appropriately reflect any of the events referred to in subparagraph (i), (ii), (iii) and
  (iv) of this Section 4.4), or all of such quarterly cash dividend if the amount thereof per share of Common Stock multiplied by four does not exceed [ %] of the Current Market Price Per Share of the Common Stock on the Trading Day next preceding the date of declaration of such dividend), the conversion price shall be reduced so that the same shall equal the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this subparagraph (v) by: (A-
  B)/A, where:

      A = the Current Market Price Per Share of the Common Stock immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution, and

      B = the amount of cash so distributed and not excluded as provided above applicable to one share of Common Stock,

  such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

    (vi) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this subparagraph (vi) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

    (vii) Whenever the conversion price is adjusted as herein provided: (A) the Company shall compute the adjusted conversion price and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed with the transfer agent for the Securities; and (B) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all record holders of Securities at their last addresses as they shall appear upon the stock transfer books of the Company.

    (viii) The Company from time to time may reduce the conversion price by any amount for any period of time if the period is at least twenty days, the reduction is irrevocable during the period and the Board of Directors of the Company shall have made a determination that such reduction would be in the best interest of the Company, which determination shall be conclusive. Whenever the conversion price is reduced pursuant to the preceding sentence, the Company shall mail to holders of record of the Securities a notice of the reduction at least fifteen days prior to the date the reduced conversion price takes effect, and such notice shall state the reduced conversion price and the period it will be in effect.

  SECTION 4.5 No Fractional Shares.

  No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fractional share in an amount equal to the same fraction of the market price per share of Common Stock (as determined by the Board of Directors or in any manner prescribed by the Board of Directors, which, if available, shall be the Closing Price for the shares of Common Stock) on the day of conversion.

  SECTION 4.6 Reclassification, Consolidation, Merger or Sale of Assets.

  In the event that the Company shall be a party to any transaction (including without limitation any recapitalization or reclassification of the Common Stock) other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of the Common Stock, any consolidation of the Company with, or merger of the Company into, any other person, any merger of another person into the Company (other than a merger which does not result in a reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), any sale or transfer of all or substantially all of the assets of the Company or any share exchange) pursuant to which the Common Stock is converted into the right to receive other securities, cash or other property, then lawful provisions shall be made as part of the terms of such transaction whereby the holder of each Security then outstanding shall have the right thereafter to convert such Security only into (i) in the case of any such transaction other than a Common Stock Fundamental Change and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of securities, cash and other property receivable upon such transaction by a holder of the number of shares of Common Stock into which such Security might have been converted immediately prior to such transaction, after giving effect, in the case of any Non-Stock Fundamental Change, to any adjustment in the conversion price required by the provisions of Section 4.12, and (ii) in the case of a Common Stock Fundamental Change, common stock of the kind received by holders of Common Stock as a result of such Common Stock Fundamental Change in an amount determined pursuant to the provisions of Section 4.12. The Company or the Person formed by such consolidation or resulting from such merger or which acquires such assets or which acquires the Company's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments which, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent document, shall be as nearly equivalent as may be practicable to the adjustments provided for in this
Article IV. The above provisions shall similarly apply to successive transactions of the foregoing type.

  SECTION 4.7 Prior Notice of Certain Events. In case:

    (a) the Company shall (1) declare any dividend (or any other distribution) on Common Stock other than (A) a dividend payable in shares of Common Stock or (B) a dividend payable in cash out of its retained earnings other than any special or nonrecurring or other extraordinary dividend or (2) declare or authorize a redemption or repurchase of in excess of 10% of the then outstanding shares of Common Stock; or

    (b) the Company shall authorize the granting to all the holders of Common Stock of rights or warrants to subscribe for or purchase any shares of stock of any class or series or of any other rights or warrants (other than any rights which are not separable from the Common Stock except upon the occurrence of a contingency); or

    (c) of any reclassification of the Common Stock (other than a subdivision or combination of outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company or of any share exchange whereby the Common Stock is converted into other securities, cash or other property; or

    (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed with the Trustee and to be mailed to each Holder of Securities at his last address appearing on the Security Register, as promptly as possible but in any event at least 15 days prior to the applicable record or effective date hereinafter specified, a notice stating (1) the date on which a record, if any, is to be taken for the purpose of such dividend, distribution, redemption, repurchase or granting of rights or warrants or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, repurchase, rights or warrants are to be determined or (2) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to specified in such notice).

  SECTION 4.8 Shares to be Reserved; Accounting Treatment of Consideration.

  The Company covenants that it will at all times reserve and keep available out of its authorized and unissued Common Stock, free from preemptive rights solely for the purpose of issue upon conversion of Securities as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding Securities. The Company covenants that all shares of Common Stock which shall be so issuable shall, when issued, be duly and validly issued and fully paid and nonassessable.

  The Company covenants that, upon conversion of Securities as herein provided, there will be credited to the Common Stock capital account from the consideration for which the shares of Common Stock issuable upon such conversion are issued an amount per share of Common Stock so issued as determined by the Board of Directors, which amount shall not be less than the amount required by law and by the Company's certificate of incorporation as in effect on the date of such conversion. For the purposes of this covenant the principal amount of the Securities converted, less any cash paid in respect of fractional share interests upon such conversion, shall be deemed to be the amount of consideration for which the shares of Common Stock issuable upon such conversion are issued.

  SECTION 4.9 Registration and Listing of Shares.

  The Company covenants that if any shares of Common Stock required to be reserved for purposes of conversion of Securities hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to cause such shares to be duly registered or approved, as the case may be. The Company further covenants that so long as the Common Stock is listed on the New York Stock Exchange or any other national securities exchange or traded through the Nasdaq National Market, the Company will, if permitted by the rules of such exchange or market, list and keep listed on such exchange or make and keep eligible for trading on such market, as the case may be, upon official notice of issuance, all shares of Common Stock issuable upon conversion of Securities; provided, however, that such shares of Common Stock may be delisted from such exchange or may cease to be eligible for trading through such market (as the case may be) if, prior to or concurrent with such delisting or cessation of eligibility for trading, the Company causes such shares of Common Stock to be listed on or eligible for trading through any other national securities exchange or on the Nasdaq National Market.

  SECTION 4.10 Taxes and Charges.

  The issuance of certificates evidencing shares of Common Stock upon the conversion of Securities shall be made without charge to the converting Holder of Securities for such certificates or for any tax in respect of the issuance of such certificates or the securities evidenced thereby, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holders of the Securities converted; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the Holder of the Security converted, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

  SECTION 4.11 Trustee and Conversion Agents Not Liable.

  Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the conversion rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any securities or cash or other property which may at any time be issued or delivered upon the conversion of any Security, or makes any representation with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or, subject to Section 8.1, to comply with any of the covenants of the Company contained in this Article IV.

  SECTION 4.12 Special Conversion Rights.

  Notwithstanding any other provision in this Article IV to the contrary, if any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as described below. In addition, in the event of a Common Stock Fundamental Change, each Security shall be convertible solely into common stock of the kind received by holders of Common Stock as the result of such Common Stock Fundamental Change:

  For purposes of calculating any adjustment to be made pursuant to this
Section 4.12 in the event of a Fundamental Change, immediately after such Fundamental Change.

    (i) In the case of a Non-Stock Fundamental Change, the conversion price of the Securities shall thereupon become the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Article IV, and (B) the result of A x $50/B, where:

      A = the greater of the Applicable Price or the then applicable Reference Market Price, and

      B = the then-current Optional Redemption Price per Security; and

    (ii) In the case of a Common Stock Fundamental Change, the conversion price of the Securities in effect immediately prior to such Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to this Article IV, shall thereupon be adjusted by multiplying such conversion price by a fraction of which the numerator shall be the Purchaser Stock Price and the denominator shall be the Applicable Price; provided, however, that in the event of a Common Stock Fundamental Change in which (A) 100% by value of the consideration received by a holder of Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, is paid with respect to any fractional interests in such common stock resulting from such Common Stock Fundamental Change) and (B) all of the Common Stock shall have been exchanged for, converted into or acquired for common stock (and cash with respect to fractional interests) of the successor, acquiror or other third party, the conversion price of the Securities in effect immediately prior to such Common Stock Fundamental Change shall thereupon be adjusted by dividing such conversion price by the number of shares of common stock of the successor, acquiror, or other third party received by a holder of one share of Common Stock as a result of such Common Stock Fundamental Change.

  SECTION 4.13 Limitations on Adjustment of Conversion Price.

  Notwithstanding any other provisions in this Article IV, the issuance of any shares of Common Stock pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Company and the investment of additional optional amounts in shares of Common Stock under any such plan, and the issuance of any shares of Common Stock or options or rights to purchase such shares pursuant to any employee benefit plan or program of the Company or pursuant to any option, warrant, right or exercisable, exchangeable
or convertible security outstanding as of             , 1997 shall not be
deemed to constitute an issuance of Common Stock or exercisable, exchangeable or convertible securities by the Company to which any of the adjustment provisions described above applies. There shall also be no adjustment of the conversion price in case of the issuance of any stock (or securities convertible into or exchangeable for stock) of the Company except as specifically described in this Article IV. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment which has the highest absolute value to holders of Securities.

                                   ARTICLE V

                                   COVENANTS

  SECTION 5.1 Payment of Securities.

  The Company shall pay the principal of and interest and premium, if applicable on the Securities on the dates and in the manner provided herein and in the Securities. An installment of principal of or interest and premium, if applicable on the Securities shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company, a Subsidiary of the Company or an Affiliate of the Company) holds for the benefit of the Holders, on or before 1:00 p.m. New York City time on that date, Cash deposited and designated for and sufficient to pay the installment.

  The Company shall pay interest on overdue principal and on overdue installments of interest at the rate specified in the Securities compounded quarterly, to the extent lawful.

  SECTION 5.2 Maintenance of Office or Agency.

  The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company shall give prompt written notice to the Trustee and the Paying Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Paying Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 12.2.

  The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company shall give prompt written notice to the Trustee and the Paying Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby initially designates the corporate trust office of the Paying Agent as such office.

  SECTION 5.3 Corporate Existence.

  Subject to Article VI, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence in accordance with its organizational documents (as the same may be amended from time to time) and the rights (charter and statutory) of the Company.

  SECTION 5.4 Compliance Certificate; Notice of Default.

  (a) The Company shall deliver to the Trustee annually, within 120 days after the end of its fiscal year commencing with the fiscal year ending December 31, 1997 an Officers' Certificate complying with (S) 314(a)(4) of the TIA and stating that a review of its activities and the activities of its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture and further stating, as to each such Officer signing such certificate, whether or not the signer knows of any failure by the Company to comply with any conditions or covenants in this Indenture and, if such signer does know of such a failure to comply, the certificate shall describe such failure with particularity. The Officers' Certificate shall also notify the Trustee should the relevant fiscal year end on any date other than the current fiscal year end date.

  (b) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, promptly upon becoming aware of any Default or any Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto. The Trustee shall not be deemed to have knowledge of any Default or any Event of Default unless one of its Trust Officers receives written notice thereof from the Company or any of the Holders.

  SECTION 5.5 Reports.

  Whether or not the Company is subject to the reporting requirements of
Section 13 or 15(d) of the Exchange Act, the Company shall deliver to the Trustee and to each Holder, within 15 days after it files or would have been required to file such with the SEC, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the SEC, if the Company were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by the Company's certified independent public accountants as such would be required in such reports to the SEC, and, in each case, together with a management's discussion and analysis of financial condition and results of operations which would be so required. Whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability. Notwithstanding the foregoing, the Company shall not be required to file any such reports if the SEC does not permit such filings. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

  SECTION 5.6 Limitation on Status as Investment Company.

  Neither the Company nor any Subsidiary of the Company shall become an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended), or otherwise become subject to regulation under the Investment Company Act.

  SECTION 5.7 Waiver of Stay, Extension or Usury Laws.

  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium of, or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee or any Paying Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                  ARTICLE VI

                             SUCCESSOR CORPORATION

  SECTION 6.1 Limitation on Merger, Sale or Consolidation.

  The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company or convey, transfer or lease its properties and assets substantially as an entirety to the Company unless:

    (a) in case the Company shall consolidate with or merge into another Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all of the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed by it and shall have provided for conversion rights in accordance with Section 4.6 and, if applicable, Section 4.12.

    (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and

    (c) the Company has delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

  SECTION 6.2 Successor Corporation Substituted.

  Upon any consolidation or merger or any sale, lease, conveyance or transfer of all or substantially all of the assets of the Company in accordance with
Section 6.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such sale, lease, conveyance or transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named herein as the Company, and when a successor Person duly assumes all of the obligations of the Company pursuant hereto and pursuant to the Securities, the Company shall be released from such obligations and may be liquidated and dissolved.

                                  ARTICLE VII

                        EVENTS OF DEFAULT AND REMEDIES

  SECTION 7.1 Events of Default.

  "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be caused voluntarily or involuntarily or effected, without limitation, by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

    (1) failure to pay any installment of interest upon the Securities as and when the same becomes due and payable, and the continuance of such default for a period of 30 days;

    (2) failure to pay all or any part of the principal of or premium, if any, on the Securities when and as the same becomes due and payable at maturity, redemption, by acceleration, or otherwise;

    (3) failure by the Company to observe or perform any covenant or agreement contained in the Securities or this Indenture (other than a default in the performance of any covenant or agreement which is specifically dealt with elsewhere in this Section 7.1), and continuance of such failure for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee, or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the outstanding Securities, a written notice specifying such default or breach, requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder;

    (4) a decree, judgment, or order by a court of competent jurisdiction shall have been entered adjudicating the Company or any of its Material Subsidiaries as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company or any of its Material Subsidiaries under any bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 60 consecutive days; or a decree or order of a court of competent jurisdiction, judgment appointing a receiver, liquidator, trustee, or assignee in bankruptcy or insolvency for the Company, any of its Material Subsidiaries, or any substantial part of the property of any such Person, or for the winding up or liquidation of the affairs of any such Person, shall have been entered, and such decree, judgment, or order shall have remained in force undischarged and unstayed for a period of 60 days;

    (5) the Company or any of its Material Subsidiaries shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any bankruptcy or similar law or similar statute, or shall consent to the filing of any such petition, or shall consent to the appointment of a Custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency of it or any substantial part of its assets or property, or shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall, within the meaning of any Bankruptcy Law, become insolvent, fail generally to pay its debts as they become due, or take any corporate action in furtherance of or to facilitate, conditionally or otherwise, any of the foregoing;

  SECTION 7.2 Acceleration of Maturity Date; Rescission and Annulment.

  If an Event of Default (other than an Event of Default specified in Section 7.1(4) or (5) relating to the Company) occurs and is continuing, then, in every such case, unless the principal of all of the Securities shall have already become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Securities then outstanding, by a notice in writing to the Company (and to the Trustee if given by Holders) (an "Acceleration Notice"), may declare all of the principal of the Securities, determined as set forth below, and accrued interest thereon, to be due and payable immediately (plus, in the case of an Event of Default which is the result of an action of the Company intended to avoid paying a redemption premium on the Securities contained herein, an amount of premium that would have been applicable under the Securities). If an Event of Default specified in Section 7.1(4) or (5) relating to the Company occurs, all principal and accrued interest thereon will be immediately due and payable on all outstanding Securities without any declaration or other act on the part of Trustee or the Holders.

  At any time after such a declaration of acceleration being made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article VII, the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written notice to the Company and the Trustee, may rescind, on behalf of all Holders, any such declaration of acceleration if:

    (1) the Company has paid or deposited with the Trustee Cash sufficient to pay

      (A) all overdue interest on all Securities,

      (B) the principal of (and premium, if any, applicable to) any Securities which would become due other than by reason of such declaration of acceleration, and interest thereon at the rate borne by the Securities,

      (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities,

      (D) all sums paid or advanced by the Trustee hereunder and the compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under
    Section 8.7, and

    (2) all Events of Default, other than the non-payment of the principal of, premium, if any, and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 7.12.

  SECTION 7.3 Collection of Indebtedness and Suits for Enforcement by Trustee.

  The Company covenants that if an Event of Default in payment of principal, premium, or interest specified in clause (1) or (2) of Section 7.1 occurs and is continuing, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal, premium (if any) and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including compensation to, and expenses, disbursements and advances of the Trustee and its agents and counsel and all other amounts due the Trustee under Section 8.7.

  If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in favor of the Holders, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

  If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

  SECTION 7.4 Trustee May File Proofs of Claim.

  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal and premium, if any, or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise to take any and all actions under the TIA, including

    (1) to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agent and counsel and all other amounts due the Trustee under Section 8.7) and of the Holders allowed in such judicial proceeding, and

    (2) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee and its agents and counsel, and any other amounts due the Trustee under Section 8.7.

  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

  SECTION 7.5 Trustee May Enforce Claims Without Possession of Securities.

  All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust in favor of the Holders, and any recovery of judgment shall, after provision for the payment of compensation to, and expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 8.7, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

  SECTION 7.6 Priorities.

  Any money collected by the Trustee pursuant to this Article VII shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium (if any) or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

    FIRST: To the Trustee in payment of all amounts due pursuant to Section
  8.7;

    SECOND: To the Holders in payment of the amounts then due and unpaid for principal of, premium (if any) and interest on, the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any) and interest, respectively; and

    THIRD: To the Company or such other Person as may be lawfully entitled thereto, the remainder, if any.

  The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 7.6.

  SECTION 7.7 Limitation on Suits.

  No Holder of any Security shall have any right to order or direct the Trustee to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

    (A) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

    (B) the Holders of not less than 25% in aggregate principal amount of then outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

    (C) such Holder or Holders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities to be incurred or reasonably probable to be incurred in compliance with such request;

    (D) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

    (E) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatsoever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

  SECTION 7.8 Unconditional Right of Holders to Receive Principal, Premium and Interest.

  Subject to the provisions of Article II, notwithstanding any other provision of this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of, and premium (if any) and (subject to Section 2.12) interest on, such Security on the Maturity Dates of such payments as expressed in such Security (in the case of redemption, the Redemption Price on the applicable Redemption Date) and to convert such Security in accordance with Article IV and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

  SECTION 7.9 Rights and Remedies Cumulative.

  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in Section 2.7, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

  SECTION 7.10 Delay or Omission Not Waiver.

  No delay or omission by the Trustee or by any Holder of any Security to exercise any right or remedy arising upon any Event of Default shall impair the exercise of any such right or remedy or constitute a waiver of any such Event of Default. Every right and remedy given by this Article VII or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

  SECTION 7.11 Control by Holders.

  The Holder or Holders of a majority in aggregate principal amount of then outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon the Trustee, provided, that

    (1) such direction shall not be in conflict with any rule of law or with this Indenture or involve the Trustee in personal liability,

    (2) the Trustee shall not determine that the action so directed would be unjustly prejudicial to the Holders not taking part in such direction, and

    (3) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

  SECTION 7.12 Waiver of Past Default.

  Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of the outstanding Securities may, on behalf of all Holders, waive any past default hereunder and its consequences, except a default

    (A) in the payment of the principal of, premium, if any, or interest on, any Security as specified in clauses (1) and (2) of Section 7.1 and not yet cured, or

    (B) in respect of a covenant or provision hereof which, under Article X, cannot be modified or amended without the consent of the Holder of each outstanding Security affected, unless all such affected Holders agree, in writing, to waive such Event of Default or other event.

  Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair the exercise of any right arising therefrom.

  SECTION 7.13 Undertaking for Costs.

  The parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted to be taken by it as Trustee, any court may in its discretion require the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 7.13 shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the outstanding Securities, or to any suit instituted by any Holder for enforcement of the payment of principal of, or premium (if any) or interest on, any Security on or after the respective Maturity Date expressed in such Security (including, in the case of redemption, on or after the Redemption Date) or for the enforcement of the right to convert any security in accordance with Article IV.

  SECTION 7.14 Restoration of Rights and Remedies.

  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                                 ARTICLE VIII

                                    TRUSTEE

  The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed, subject to the terms hereof.

  SECTION 8.1 Duties of Trustee.

  (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

  (b) Except during the continuance of an Event of Default:

    (1) The Trustee need perform only those duties as are specifically set forth in this Indenture and no others, and no covenants or obligations shall be implied in or read into this Indenture which are adverse to the Trustee, and

    (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

  (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

    (1) This paragraph does not limit the effect of paragraph (b) of this
  Section 8.1,

    (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts, and

    (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.11.

  (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or at the request, order or direction of the Holders or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

  (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c), (d) and (f) of this Section 8.1.

  (f) The Trustee shall not be liable for interest on any assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

  SECTION 8.2 Rights of Trustee.

  Subject to Section 8.1:

  (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

  (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Sections 12.4 and 12.5. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or advice of counsel. The advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

  (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

  (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture, nor for any action permitted to be taken or omitted hereunder by any Agent.

  (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit.

  (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

  (g) Unless otherwise specifically provided for in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

  (h) The Trustee shall have no duty to inquire as to the performance of the Company's covenants in Article V hereof or as to the performance by any Agent of its duties hereunder. In addition, the Trustee shall not be deemed to have knowledge of any Default or Event of Default except any Default or Event of Default of which the Trustee shall have received written notification or with respect to which a Trust Officer shall have actual knowledge.

  (i) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate.

  (j) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

  SECTION 8.3 Individual Rights of Trustee.

  The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, any of its Subsidiaries, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 8.10 and 8.11.

  SECTION 8.4 Trustee's Disclaimer.

  The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities and it shall not be accountable for the Company's use of the proceeds from the Securities, and it shall not be responsible for any statement in the Securities, other than the Trustee's certificate of authentication (if executed by the Trustee), or the use or application of any funds received by a Paying Agent other than the Trustee.

  SECTION 8.5 Notice of Default.

  If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Securityholder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default in the repayment of principal or interest on any Security, the Trustee may withhold the notice if and so long as a Trust Officer in good faith determines that withholding the notice is in the interest of the Securityholders.

  SECTION 8.6 Reports by Trustee to Holders.

  Within 60 days after each         beginning with the         following the
date of this Indenture, the Trustee shall, if required by law, mail to each
Securityholder a brief report dated as of such         that complies with TIA
(S) 313(a). The Trustee also shall comply with TIA (S)(S) 313(b) and 313(c).

  The Company shall promptly notify the Trustee in writing if the Securities become listed on any stock exchange or automatic quotation system.

  A copy of each report at the time of its mailing to Securityholders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Securities are listed.

  SECTION 8.7 Compensation and Indemnity.

  The Company agrees to pay to the Trustee such compensation as the Company and the Trustee shall from time to time agree in writing for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in accordance with this Indenture. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents, accountants, experts and counsel.

  The Company agrees to indemnify the Trustee or any predecessor Trustee (in its capacity as Trustee) and each of its officers and each of them, directors, attorneys-in-fact and agents for, and hold it harmless against, any claim, demand, expense (including but not limited to taxes (other than taxes based upon, measured by or determined by the income of the Trustee) and reasonable compensation, disbursements and expenses of the Trustee's agents and counsel), loss or liability incurred by it without negligence or bad faith on the part of the Trustee, arising out of or in connection with the administration of this trust and its rights or duties hereunder including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. The Company shall defend the claim and the Trustee shall provide reasonable cooperation at the Company's expense in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

  To secure the Company's payment obligations in this Section 8.7, the Trustee shall have a lien on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal and premium, if any, of or interest on particular Securities.

  When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

  The Company's obligations under this Section 8.7 and any Lien arising hereunder shall survive the resignation or removal of the Trustee, the discharge of the Company's obligations pursuant to Article IX of this Indenture and any rejection or termination of this Indenture under any Bankruptcy Law.

  SECTION 8.8 Replacement of Trustee.

  The Trustee may resign by so notifying the Company in writing. The Holder or Holders of a majority in aggregate principal amount of the outstanding Securities may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor trustee with the Company's consent. The Company may remove the Trustee if:

    (a) the Trustee fails to comply with Section 8.10;

    (b) the Trustee is adjudged bankrupt or insolvent;

    (c) a receiver, Custodian, or other public officer takes charge of the Trustee or its property; or

    (d) the Trustee becomes incapable of acting.

  If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holder or Holders of a majority in aggregate principal amount of the Securities may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

  A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that and provided that all sums owing to the retiring Trustee provided for in Section 8.7 have been paid, the retiring Trustee shall transfer all property held by it as trustee to the successor Trustee, subject to the lien provided in Section 8.7, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

  If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holder or Holders of at least 10% in aggregate principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

  If the Trustee fails to comply with Section 8.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

  Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 shall continue for the benefit of the retiring Trustee.

  SECTION 8.9 Successor Trustee by Merger, Etc.

  If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

  SECTION 8.10 Eligibility; Disqualification.

  The Trustee shall at all times satisfy the requirements of TIA (S) 310(a)(1), (2) and (5). The Trustee shall have a combined capital and surplus of at least $25 million as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA (S) 310(b).

  SECTION 8.11 Preferential Collection of Claims Against Company.

  The Trustee shall comply with TIA (S) 311(a), excluding any creditor relationship listed in TIA (S) 311(b). A Trustee who has resigned or been removed shall be subject to TIA (S) 311(a) to the extent indicated.

  SECTION 8.12 Money Held in Trust.

  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                                  ARTICLE IX

                   LEGAL DEFEASANCE AND COVENANT DEFEASANCE

  SECTION 9.1 Option to Effect Legal Defeasance or Covenant Defeasance.

  The Company may, at its option at any time elect to have Section 9.2 or may, at any time, elect to have Section 9.3 applied to all outstanding Securities upon compliance with the conditions set forth below in this Article IX.

  SECTION 9.2 Legal Defeasance and Discharge.

  Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.2, the Company shall be deemed to have been discharged from its obligations with respect to all outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.5 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Securities to receive solely from the trust fund described in
Section 9.4, and as more fully set forth in such section, payments in respect of the principal of, premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 2.4, 2.6, 2.7, 2.10 and 5.2, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligation in connection therewith and (d) this Article IX. Subject to compliance with this Article IX, the Company may exercise its option under this Section 9.2 notwithstanding the prior exercise of its option under
Section 9.3 with respect to the Securities.

  SECTION 9.3 Covenant Defeasance.

  Upon the Company's exercise under Section 9.1 of the option applicable to this Section 9.3, the Company shall be released from its obligations under the covenants contained in Sections 5.4, 5.5, 5.6, and Article VI with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Securities shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities, the Company need not comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document (and Section 7.1(3) shall not apply to any such covenant), but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Company's exercise under Section 9.1 of the option applicable to this
Section 9.3, Sections 7.1(3) through 7.1(5) shall not constitute Events of Default.

  SECTION 9.4 Conditions to Legal or Covenant Defeasance.

  The following shall be the conditions to the application of either Section
9.2 or Section 9.3 to the outstanding Securities:

    (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfactory to the Trustee satisfying the requirements of Section 8.10 who shall agree to comply with the provisions of this Article IX applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) Cash in an amount, or (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, Cash in an amount, or (c) a combination thereof, in such amounts, as in each case will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Paying Agent (or other qualifying trustee) to pay and discharge the principal of, premium, if any, and interest on the outstanding Securities on the stated maturity or on the applicable redemption date, as the case may be, of such principal or installment of principal, premium, if any, or interest; provided that the Paying Agent shall have been irrevocably instructed to apply such Cash and the proceeds of such U.S. Government Obligations to said payments with respect to the Securities. The Paying Agent shall promptly advise the Trustee in writing of any Cash or securities deposited pursuant to this
  Section 9.4.

    (b) In the case of an election under Section 9.2, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Legal Defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

    (c) In the case of an election under Section 9.3, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such Covenant Defeasance and will be subject to Federal income tax in the same amount, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

    (d) No Default or Event of Default with respect to the Securities shall have occurred and be continuing on the date of such deposit or, in so far as Section 7.1(4) or Section 7.1(5) is concerned, at any time in the period ending on the 91st day after the date of such deposit (it being understood that this condition is a condition subsequent which shall not be deemed satisfied until the expiration of such period, but in the case of Covenant Defeasance, the covenants which are defeased under Section 9.3 will cease to be in effect unless an Event of Default under Section 7.1(4) or Section 7.1(5) occurs during such period);

    (e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound;

    (f) In the case of an election under either Section 9.2 or 9.3, the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit made by the Company pursuant to its election under
  Section 9.2 or 9.3 was not made by the Company with the intent of preferring the Holders over other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

    (g) The Company shall have delivered to the Trustee an Officers' Certificate stating that the conditions precedent provided for have been complied with.

  SECTION 9.5 Deposited Cash and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

  Subject to Section 9.6, all Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Paying Agent (or other qualifying trustee, collectively for purposes of this Section 9.5, the "Paying Agent") pursuant to Section 9.4 in respect of the outstanding Securities shall be held in trust and applied by the Paying Agent, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any other Paying Agent as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

  SECTION 9.6 Repayment to the Company.

  Anything in this Article IX to the contrary notwithstanding, the Trustee or the Paying Agent, as applicable, shall deliver or pay to the Company from time to time upon the request of the Company any Cash or U.S. Government Obligations held by it as provided in Section 9.4 hereof which in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 9.4(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

  Any Cash and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

  SECTION 9.7 Reinstatement.

  If the Trustee or Paying Agent is unable to apply any Cash or U.S. Government Obligations in accordance with Section 9.2 or 9.3, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 9.2 or
9.3 until such time as the Trustee or Paying Agent is permitted to apply such money in accordance with Section 9.2 and 9.3, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the Cash and U.S. Government Obligations held by the Trustee or Paying Agent.

                                   ARTICLE X

                      AMENDMENTS, SUPPLEMENTS AND WAIVERS

  SECTION 10.1 Supplemental Indentures Without Consent of Holders.

  Without the consent of or notice to any Holder, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may amend or supplement this Indenture or the Securities for any of the following purposes:

    (1) to cure any ambiguity, defect, or inconsistency;

    (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

    (3) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 4.6 or 4.12;

    (4) to evidence the succession of another Person to the Company and the assumption by any such successor of the obligations of the Company herein and in the Securities in accordance with Article VI;

    (5) to comply with the TIA;

    (6) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

    (7) to make any change that does not adversely affect the legal rights of any Holder in any material respect.

  SECTION 10.2 Amendments, Supplemental Indentures and Waivers with Consent of Holders.

  Subject to Section 7.8, with the consent of the Holders of not less than a majority in aggregate principal amount of then outstanding Securities, by written act of said Holders delivered to the Company and the Trustee, the Company, when authorized by Board Resolutions, and the Trustee may amend or supplement this Indenture or the Securities or enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or the Securities or of modifying in any manner the rights of the Holders under this Indenture or the Securities. Subject to Section 7.8, the Holder or Holders of not less than a majority in aggregate principal amount of then outstanding Securities may waive compliance by the Company with any provision of this Indenture or the Securities. Notwithstanding any of the above, however, no such amendment, supplemental indenture or waiver shall without the consent of the Holder of each outstanding Security affected thereby:

    (1) reduce the percentage of principal amount of Securities whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Securities;

    (2) reduce the rate or extend the time for payment of interest on any Security;

    (3) reduce the principal or premium amount of any Security, or reduce the Redemption Price;

    (4) change the Stated Maturity;

    (5) alter the redemption provisions of Article III in a manner adverse to any Holder;

    (6) make any changes in Section 7.8, 7.12 (except to increase the aggregate principal amount of Securities necessary to waive any past Default or to include in other provisions of this Indenture, a Default in respect of which may not be governed by Section 7.12) or this third sentence of this Section 10.2;

    (7) make the principal of, or the interest or premium on, any Security payable with anything or in any manner other than as provided for in this Indenture (including changing the place of payment where, or the coin or currency in which, any Security or any premium or the interest thereon is payable) and the Securities as in effect on the date hereof;

    (8) adversely affect the right to convert any security as provided in
  Article IV;

    (9) modify the subordination provisions in a manner adverse to the Holders of the Securities.

  It shall not be necessary for the consent of the Holders under this Section
10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

  After an amendment, supplement or waiver under this Section 10.2 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver.

  After an amendment, supplement or waiver under this Section 10.2 or Section
10.4 becomes effective, it shall bind each Holder.

  In connection with any amendment, supplement or waiver under this Article X, the Company may, but shall not be obligated to, offer to any Holder who consents to such amendment, supplement or waiver, or to all Holders, consideration for such Holder's consent to such amendment, supplement or waiver.

  SECTION 10.3 Compliance with TIA.

  Every amendment, waiver or supplement of this Indenture or the Securities shall comply with the TIA as then in effect.

  SECTION 10.4 Revocation and Effect of Consents.

  Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent is not made on any Security. However, any such Holder or subsequent Holder may revoke the consent as to his Security or portion of his Security by written notice to the Company or the Person designated by the Company as the Person to whom consents should be sent if such revocation is received by the Company or such Person before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Securities have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

  The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be the date so fixed by the Company notwithstanding the provisions of the TIA. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date, and only those Persons (or their duly designated proxies), shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

  After an amendment, supplement or waiver becomes effective, it shall bind every Securityholder, unless it makes a change described in any of clauses (1) through (9) of Section 10.2, in which case, the amendment, supplement or waiver shall bind only each Holder of a Security who has consented to it and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder's Security; provided, that any such waiver shall not impair or affect the right of any Holder to receive payment of principal and premium of and interest on a Security, on or after the respective dates set for such amounts to become due and payable expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates.

  SECTION 10.5 Notation on or Exchange of Securities.

  If an amendment, supplement or waiver changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Registrar or require the Holder to put an appropriate notation on the Security. The Trustee may place an appropriate notation on the Security about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Any failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment, supplement or waiver.

  SECTION 10.6 Trustee to Sign Amendments, Etc.

  The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X; provided, that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article X is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the trustee's own rights, duties or immunities under this Indenture or otherwise.

                                  ARTICLE XI

                          SUBORDINATION OF SECURITIES

  SECTION 11.1 Securities Subordinate to Senior Indebtedness.

  The Company covenants and agrees, and each Holder of a Security by his acceptance thereof likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article XI, the indebtedness represented by the Securities and the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

  SECTION 11.2 Payment Over of Proceeds Upon Dissolution, Etc.

  Upon any distribution of assets of the Company in the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness (including, without limitation, interest thereon accruing after the commencement of any such case, proceeding or action but only to the extent that such holders of Senior Indebtedness shall have been determined to be entitled to receive such interest from the Company), or provisions shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities, and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any payment or distribution of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, which may be payable or deliverable in respect of the Securities in any such case, proceeding or action. In the event that (1) any case, proceeding or action described in clauses (a) through (c) above shall have occurred and (2) a proper claim or proof of debt shall not have been filed on behalf of the Holders of the Securities at least 10 days prior to the expiration of the time to file such claim or proof of debt, any holder of Senior Indebtedness, on behalf of all holders of Senior Indebtedness then outstanding, shall be entitled to file, on behalf of the Holders of the Securities, an appropriate claim or proof of debt for the unpaid balance of the Securities or other amounts owing in respect of the Securities in the form required in such case, proceeding or action and to cause such claim to be approved.

  In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, and if such fact shall then have been made known to the Trustee, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

  For purposes of this Article only, the words "cash, property or securities" shall not be deemed to include shares of stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinated at least to the extent provided in this Article XI with respect to the Securities to the payment of all Senior Indebtedness which may at the time be outstanding; provided, however, that (a) such Senior Indebtedness is assumed by the new corporation, if any, resulting from any such reorganization or readjustment and (b) the rights of the holders of the Senior Indebtedness are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another Person (in each case, upon the terms and conditions set forth in Article VI and in full compliance with any document pursuant to which Senior Indebtedness shall then be outstanding) shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VI.

  SECTION 11.3 Prior Payment to Senior Indebtedness Upon Acceleration of Securities.

  In the event that any Securities are declared due and payable before their Stated Maturity, then and in such event the holders of Senior Indebtedness outstanding at the time such Securities so become due and payable shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all such Senior Indebtedness, or provision shall be made for such payment in money or money's worth, before the Holders of the Securities are entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) by the Company on account of the principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

  In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Securities prohibited by the foregoing provisions of this Section, and if such facts shall then have been made known to the Trustee, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

  The provisions of this Section shall not apply to any payment with respect to which Section 11.2 would be applicable.

  SECTION 11.4 No Payment When Senior Indebtedness in Default.

  (a) In the event and during the continuation of any default in the payment of principal (or premium, if any) or interest on any Senior Indebtedness beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist and such acceleration shall have been rescinded or annulled or (b) in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default; then no payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities) shall be made by the Company on account of principal of (or premium, if any) or interest on the Securities or on account of the purchase or other acquisition of Securities.

  In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall then have been made known to the Trustee, then and in such event such payment shall be paid over and delivered forthwith to the Company for the benefit of the holders of Senior Indebtedness.

  The provisions of this Section shall not apply to any payment with respect to which Section 11.2 would be applicable.

  SECTION 11.5 Payment Permitted if No Default.

  Nothing contained in this Article XI or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any insolvency or bankruptcy case or proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in
Section 11.2 or under the conditions described in Section 11.3 or 11.4, from making payments at any time of principal of (and premium, if any) or interest on the Securities or (b) the application by the Trustee or the retention thereof by the Holders of any money deposited with the Trustee hereunder to the payment of or on account of the principal of (and premium, if any) or interest on the Securities if, at the time of such application, a Trust Officer had not received written notice of any event that would have prohibited such payment under the provisions of this Article XI.

  SECTION 11.6 Restrictions on Acceleration and Exercise of Remedies.

  Notwithstanding the provisions of Sections 7.2, 7.3, 7.4, 7.5 and 7.6, unless the holders of Senior Indebtedness shall have accelerated the maturity of all Senior Indebtedness or any case, proceeding or action described in clauses (a) through (c) of Section 11.2 shall have occurred, the holders of the Securities shall be prohibited from taking any action involving the collection of the Securities including, without limitation, directly or indirectly, accelerating the maturity of the Securities or suing for or exercising any right of setoff for the collection of any amounts due in respect of the Securities (a) during any period commencing upon the occurrence of any condition described in Section 11.4 and continuing until (and including) the earlier to occur of (1) the date such condition shall have been eliminated or (2) the one hundred twentieth day from the date of the occurrence of such condition (such period being hereinafter referred to as a "Blockage Period"), (b) based upon a failure to make any payment in respect of the Securities (other than payments that became due before the Company shall have become prohibited from making such payment under this Article XI) which the Company shall have become prohibited from making under the provisions of this Article XI unless such payment remains unpaid on the ninety-first day following the termination of such prohibition or (c) based upon an Event of Default which is cured prior to the expiration of such prohibition.

  Notwithstanding anything to the contrary contained in this Section 11.6, in no event shall two Blockage Periods occur consecutively; instead, at least one Business Day shall elapse following the expiration of a Blockage Period before a new Blockage Period may be invoked under this Section.

  SECTION 11.7 Subrogation to Rights of Holders of Senior Indebtedness.

  Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article XI to the rights of the holders of such Senior Indebtedness to receive payments or distributions of cash, property or securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article XI, and no payments over pursuant to the provisions of this Article XI to the Company or to the holders of Senior Indebtedness by Holders of the Securities or the Trustee shall, as between the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to a payment or distribution by the Company to or on account of the Securities.

  SECTION 11.8 Provisions Solely to Define Relative Rights.

  The provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Indebtedness, on the other hand. Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms and which, subject to the rights under this Article XI of the holders of Senior Indebtedness, is intended to rank equally with all general obligations of the Company, or is intended to or shall affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Trustee or such Holder.

  SECTION 11.9 Trustee to Effectuate Subordination.

  Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes.

  SECTION 11.10 No Waiver of Subordination Provisions.

  No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act in good faith by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

  Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article XI or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

  SECTION 11.11 Notice to Trustee.

  The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Failure to give such notice shall not affect the subordination of the Securities to Senior Indebtedness. Notwithstanding the provisions of this Article XI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until a Trust Officer shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, except during the continuance of an Event of Default, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received, at least three Business Days prior to the date upon which by the terms hereof any such money may become payable for any purpose (including without limitation, the payment of the principal of, and premium, if any, or interest on any Security), the notice with respect to such money provided for in this Section, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

  Except during the continuance of an Event of Default, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee on behalf of any such holder). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XI, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

  SECTION 11.12 Reliance on Judicial Order or Certificate of Liquidating
Agent.

  Upon any payment or distribution of assets of the Company referred to in this Article XI, the Trustee, except during the continuance of an Event of Default, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, liquidating trustee, custodian, receiver, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pursuant thereto to this Article XI.

  SECTION 11.13 Trustee Not Fiduciary for Holders of Senior Indebtedness.

  The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

  SECTION 11.14 Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights.

  The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XI with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

  Nothing in this Article XI shall apply to claims of, or payments to, the Trustee or any predecessor Trustee under or pursuant to Section 8.7.

  SECTION 11.15 Article Applicable to Paying Agent.

  In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article XI shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee; provided, however, that (a) all notices received by, and the knowledge of, the Trustee shall, for purposes of the application of this Section 11.15, be attributed to any such Paying Agent for all purposes such that to invoke the provisions of this Article XI any holder of Senior Indebtedness shall only be required to notify the Trustee and shall not be required to verify any Paying Agent and
(b) Section 11.14 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

  SECTION 11.16 Reinstatement of Senior Indebtedness.

  To the extent that any payment of Senior Indebtedness (whether by or on behalf of the Company, as proceeds of security or enforcement of any right of set off or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid over to a trustee, receiver or other similar party under any applicable bankruptcy or insolvency law, then, if such payment is received by, or paid over to, such trustee, receiver or other similar party, the Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                                  ARTICLE XII

                                 MISCELLANEOUS

  SECTION 12.1 TIA Controls.

  If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of the TIA, the imposed duties, upon qualification of this Indenture under the TIA, shall control.

  SECTION 12.2 Notices.

  Any notices or other communications to the Company, Paying Agent, Registrar, transfer agent or the Trustee required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

    if to the Company:

      Laboratory Corporation of America Holdings
      358 South Main Street
      Burlington, North Carolina 27215
      Telephone: (910) 229-1127
      Telecopy: (910) 222-1755
      Attention: Bradford T. Smith
                  Executive Vice President, General Counsel,
                  Corporate Compliance Officer and Secretary

    if to the Trustee, Paying Agent or Registrar:

      First Union National Bank of North Carolina
      First Union Customer Information Center
      Corporate Trust Operations
      1525 West W.T. Harris Blvd.,
      3C3
      Charlotte, North Carolina 28288-1153
      Telephone: (704) 374-2670
      Telecopy: (704) 383-7316
      Attention: Corporate Trust Administration drop address:
      First Union National Bank
      40 Broad Street
      5th Floor, Suite 550
      New York, New York 10004

  Any party by notice to each other party may designate additional or different addresses as shall be furnished in writing by such party. Any notice or communication to any party shall be deemed to have been given or made as of the date so delivered, if personally delivered; when answered back, if telexed; when receipt is acknowledged, if telecopied; and five Business Days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee).

  Any notice or communication mailed to a Securityholder shall be mailed to him by first class mail or other equivalent means at his address as it appears on the registration books of the Registrar and shall be sufficiently given to him if so mailed within the time prescribed.

  Failure to mail a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

  SECTION 12.3 Communications by Holders with Other Holders.

  Securityholders may communicate pursuant to TIA (S) 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar and any other Person shall have the protection of TIA (S) 312(c).

  SECTION 12.4 Certificate and Opinion as to Conditions Precedent.

  Upon any request or application by the Company to the Trustee to take any action under this Indenture, such Person shall furnish to the Trustee:

    (1) an Officers' Certificate (in form and substance reasonably satisfactory to the Trustee) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been met; and

    (2) an Opinion of Counsel (in form and substance reasonably satisfactory to the Trustee), stating that, in the opinion of such counsel, all such conditions precedent have been met;

provided, however, that in the case of any such request or application as to which the furnishing of particular documents is specifically required by any provision of this Indenture, no additional certificate or opinion need be furnished under this Section 12.4.

  SECTION 12.5 Statements Required in Certificate or Opinion.

  Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

    (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been met; and

    (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been met; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

  SECTION 12.6 Rules by Trustee, Paying Agent, Registrar.

  The Trustee may make reasonable rules for action by or at a meeting of Securityholders. The Paying Agent or Registrar may make reasonable rules for its functions.

  SECTION 12.7 Non-Business Days.

  If a payment date is not a Business Day at such place, payment may be made at such place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

  SECTION 12.8 Governing Law.

  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

  SECTION 12.9 No Adverse Interpretation of Other Agreements.

  This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

  SECTION 12.10 No Recourse against Others.

  No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future of the Company or any successor entity, shall have any personal liability in respect of the obligations of the Company under the Securities or this Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Securityholder by accepting a Security waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Securities.

  SECTION 12.11 Successors.

  All agreements of the Company in this Indenture and the Securities shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

  SECTION 12.12 Duplicate Originals.

  All parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart shall be an original, but all of them together shall represent the same agreement.

  SECTION 12.13 Severability.

  In case any one or more of the provisions in this Indenture or in the Securities shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

  SECTION 12.14 Table of Contents, Headings, Etc.

  The Table of Contents, Cross-Reference Table and headings of the Articles and the Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

                                  SIGNATURES

  IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

                                           Laboratory Corporation of America
                                           Holdings

[Seal]
                                          By: _________________________________
                                            Name:
                                            Title:
Attest: _________________________
            Secretary

                                          First Union National Bank of North
                                          Carolina, as Trustee

[Seal]
                                          By: _________________________________
                                            Name:
                                            Title:
Attest: _________________________

                                                                      EXHIBIT A

                               FORM OF SECURITY

                  LABORATORY CORPORATION OF AMERICA HOLDINGS

                   % CONVERTIBLE SUBORDINATED NOTES DUE 2012

                                                                CUSIP No.

No.                                                                       $

  Laboratory Corporation of America Holdings, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), for value received, hereby promises to
pay to                 , or registered assigns, the principal sum of
Dollars, on                  , 2012.

  Interest Payment Dates:             ,             ,              and
           , commencing                       .

  Record Dates:             ,             ,              and            .

  Reference is made to the further provisions of this Security on the reverse side, which will, for all purposes, have the same effect as if set forth at this place.

  IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:

                                          Laboratory Corporation of America
                                           Holdings, a Delaware corporation

[Seal]

                                          By: _______________________________
                                             Name:
                                             Title:

Attest: ___________________________
               Secretary

                FORM OF TRUSTEE'S CERTIFICATE OF AUTHENTICATION

  This is one of the Securities described in the within-mentioned Indenture.

Dated:

_____________________________________     By: _________________________________
as Trustee                                   as Authenticating Agent


By: _________________________________     By: _________________________________
  Authorized Signatory                       Authorized Signatory

                  LABORATORY CORPORATION OF AMERICA HOLDINGS

                   % CONVERTIBLE SUBORDINATED NOTES DUE 2012

  [Unless and until it is exchanged in whole or in part for Securities in definitive form, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.](2)

1. Interest.

  Laboratory Corporation of America Holdings, a Delaware corporation (hereinafter called the "Company," which term includes any successors under the Indenture hereinafter referred to), promises to pay interest on the
principal amount of this Security at the rate of   % per annum from        ,
until maturity. To the extent it is lawful, the Company promises to pay interest on any interest payment due but unpaid on such principal amount at a
rate of   % per annum compounded quarterly.

  The Company will pay interest quarterly on         ,         ,         and
        of each year or, if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"), commencing
       . Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Securities, from the date of issuance. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months.

2. Method of Payment.

  The Company shall pay interest on the Securities (except defaulted interest) to the Persons who are the registered Holders at the close of business on the
       ,       ,        or         immediately preceding the Interest Payment
Date. Holders must surrender Securities to a Paying Agent to collect principal payments. Except as provided below, the Company shall pay principal and interest in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts ("Cash"). The Securities will be payable as to principal, premium and interest at the office or agency of the Company maintained for such purpose within the Borough of Manhattan, the City and State of New York or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, or at the option of the Holder, in immediately available funds.

3. Paying Agent and Registrar.

  The Company may appoint and change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may, subject to certain exceptions, act as Paying Agent, Registrar or co-Registrar.

4. Indenture.

  The Company issued the Securities under an Indenture, dated as of       ,
1997 (the "Indenture"), between the Company and First Union National Bank of North Carolina (the "Trustee," which term includes any successor Trustee under the Indenture). Capitalized terms herein are used as defined in the
--------
(2) This Paragraph should be included only if the Note is issued in global form.

Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act, as in effect on the date of the Indenture. The Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them.

  The indebtedness evidenced by the Securities is limited in aggregate
principal amount to $       and is, to the extent and in the manner provided
in the Indenture, expressly subordinate and subject in right of payment to the prior payment in full of any Senior Indebtedness of the Company or provision for such payment, whether outstanding at the date of the Indenture or thereafter incurred, and each Holder of this Security, by his acceptance hereof, agrees to, and shall be bound by, such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate such subordination and appoints the Trustee his attorney-in-fact for any and all such purposes.

5. Optional Redemption.

  The Securities are not redeemable at the Company's option prior to        ,
2000. Thereafter the Securities will be redeemable at the option of the Company, in whole or in part, subject to the limitations, if any, imposed by applicable law, at any time and from time to time, upon not less than 30 nor more than 60 days' notice to each Holder of Securities to be redeemed, at the following redemption prices (expressed as percentages of the principal amount)
if redeemed during the 12-month period commencing           of the years
indicated below, in each case (subject to the right of Holders of record on a Record Date to receive interest due on an Interest Payment Date that is on or prior to such Redemption Date) together with accrued and unpaid interest thereon to the Redemption Date:

         YEAR                                         PERCENTAGE
         ----                                         ----------
         2000........................................
         2001........................................
         2002........................................
         2003........................................
         2004........................................
         2005........................................
         2006 and thereafter.........................

  Any such redemption will comply with Article III of the Indenture.

6. Notice of Redemption.

  Notice of redemption will be sent by first class mail, at least 30 days and not more than 60 days prior to the Redemption Date to the Holder of each Security to be redeemed at such Holder's last address as then shown upon the registry books of the Registrar. Securities may be redeemed in part in multiples of $50 only.

  Except as set forth in the Indenture, from and after any Redemption Date, if monies for the redemption of the Securities called for redemption shall have been deposited with the Paying Agent on such Redemption Date and payment of the Securities called for redemption is not otherwise prohibited, the Securities called for redemption will cease to bear interest and the only right of the Holders of such Securities will be to receive payment of the Redemption Price.

7. Conversion at the Option of the Holder.

  Subject to the provisions of the Indenture, the Holder hereof has the right, at his option, at any time prior to maturity, to convert the principal amount of this Security (or any portion of the principal amount hereof which is an integral multiple of $50) into fully paid and nonassessable shares of Common Stock of
the Company at the conversion rate of         shares of Common Stock for each
$        principal amount of Securities (equivalent to a conversion price of per share, subject to such adjustment, if any, of the conversion rate (and conversion price) and the securities or other property issuable upon conversion as may be required by the provisions of the Indenture (except that in case this Security (or any portion hereof) shall be called for redemption before maturity, such right shall terminate on 5 p.m., New York City time, the Business Day prior to the Redemption Date for this Security (or such portion hereof), unless in any such case the Company shall default in payment due upon such redemption), but only upon surrender of this Security for the purpose of such conversion to the Company at the designated office or agency of the Company in New York, New York or any other office or agency designated by the Company for such purpose pursuant to the provisions of the Indenture, accompanied by written notice that the Holder elects to convert this Security or any portion thereof and specifying the name or names (with address or addresses) in which a certificate or certificates evidencing shares of Common Stock are to be issued and (if so required by the Company or the Trustee) by an instrument or instruments of transfer in form satisfactory to the Company and the Trustee duly executed by the registered Holder or his duly authorized legal representative and transfer tax stamps or funds therefor, if required pursuant to the provisions of the Indenture and, in case such surrender shall be made during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date during such period), also accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security then being converted.

  Subject to the aforesaid requirement with respect to payment in the event of conversion after the close of business on a Regular Record Date, no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares of Common Stock issued on conversion. No fractional shares are issuable upon any conversion, but in lieu thereof the Company shall pay therefor in cash as provided in the Indenture.

8. Denominations; Transfer; Exchange.

  The Securities are in registered form, without coupons, in denominations of $50 and integral multiples of $50. A Holder may register the transfer of, or exchange Securities in accordance with, the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. As provided in the Indenture, the Registrar need not register the transfer of or exchange any Securities selected for redemption.

9. Persons Deemed Owners.

  The registered Holder of a Security may be treated as the owner of it for all purposes.

10. Unclaimed Money.

  If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent(s) will pay the money back to the Company at its written request. After that, all liability of the Trustee and such Paying Agent(s) with respect to such money shall cease.

11. Discharge Prior to Redemption or Maturity.

  Except as set forth in the Indenture, if the Company irrevocably deposits with the Trustee, in trust, for the benefit of the Holders, Cash, U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Securities to redemption or maturity and comply with the other provisions of the Indenture relating thereto, the Company will be discharged from certain provisions of the Indenture and the Securities.

12. Amendment; Supplement; Waiver.

  Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may under certain circumstances amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, or make any other change that does not adversely affect the rights of any Holder of a Security in any material respect.

13. Successors.

  When a successor assumes all the obligations of its predecessor under the Securities and the Indenture, the predecessor will be released from those obligations.

14. Defaults and Remedies.

  If an Event of Default occurs and is continuing (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company), then in every such case, unless the principal of all of the securities shall have already become due and payable, either the Trustee or the Holders of 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in aggregate principal amount of the Securities then outstanding may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest), if it determines that withholding notice is in their interest.

15. Trustee or Agent Dealings with Company.

  The Trustee and each Agent under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates as if it were not the Trustee and such Agent.

16. No Recourse Against Others.

  No direct or indirect stockholder, partner, employee, officer or director, as such, past, present or future, of the Company or any successor entity shall have any personal liability in respect of the obligations of the Company under the Securities or the Indenture by reason of his or its status as such stockholder, partner, employee, officer or director. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Securities.

17. Authentication.

  This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on the other side of this Security.

18. Abbreviations and Defined Terms.

  Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors
Act).

  All terms which are used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

19. CUSIP Numbers.

  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

20. Governing Law.

  THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK.

                             [FORM OF] ASSIGNMENT

                        I or we assign this Security to

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            (Print or type name, address and zip code of assignee)

  Please insert Social Security or other identifying number of assignee

-------------------------------------

and irrevocably appoint            agent to transfer this Security on the
books of the Company. The agent may substitute another to act for him.

Dated:            Signed:

-------------------------------------------------------------------------------

                       (Sign exactly as name appears on
                       the other side of this Security)

                             Signature Guarantee*

--------

* NOTICE: The Signature must be guaranteed by an Institution which is a member of one of the following recognized Signature Guaranty Programs: (i) The Securities Transfer Agent Medallion Program (Stamp); (ii) The New York Stock Exchange Medallion Program (MSP); or (iii) in such other guarantee program acceptable to the Trustee.